News Release
For Release April 17, 2019
9:00 A.M.

Contact:	Joseph G. Sawyer, Executive Vice President & Chief Financial Officer or
Robin D. Brown, Executive Vice President & Chief Marketing Officer
(803) 951- 2265

First Community Corporation Announces First Quarter Results and Cash Dividend

Lexington, SC – April 17, 2019

Highlights

•	Net income of $2.5 million
•	Diluted EPS of $0.32 per common share
•	Net interest margin, on an adjusted basis, increased linked quarter and has increased ten of past eleven quarters
•	Excellent key credit quality metrics with a net recovery of $2 thousand and non-performing assets of 0.38% for the quarter
•	Cash dividend of $0.11 per common share, the 69th consecutive quarter of cash dividends paid to common shareholders
•	Opening of Downtown Greenville Banking Office

Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income for the first quarter of 2019 of $2.50 million as compared to $2.71 million in the first quarter of 2018. Diluted earnings per common share were $0.32 for the first quarter of 2019 as compared to $0.35 for the first quarter of 2018.

First Community President and CEO, Mike Crapps, commented, “The decrease in earnings is primarily attributable to two items. The first is our strategic decision to invest in the future of our franchise with two new offices in the Augusta market and the recently opened full-service office in downtown Greenville. We believe these investments in experienced bankers and facilities will payoff in the future. The second item is the lack of growth in the loan portfolio, which follows nearly two years of quarterly increases. We experienced softer demand along with greater than normal payoff/paydown activity.”

Cash Dividend and Capital

The Board of Directors has approved a cash dividend for the first quarter of 2019. The company will pay an $0.11 per share dividend to holders of the company’s common stock. This dividend is payable May 15, 2019 to shareholders of record as of April 30, 2019. Mr. Crapps commented, “Our entire board is pleased that our performance enables the company to continue its cash dividend for the 69th consecutive quarter.”

In 2018, the Federal Reserve increased the asset size to qualify as a small bank holding company. As a result of this change, the company is generally not subject to the Federal Reserve capital requirements unless advised otherwise. The bank remains subject to capital requirements including a minimum leverage ratio and a minimum ratio of “qualifying capital” to risk weighted assets. These requirements are essentially the same as those that applied to the company prior to the change in the definition of a small bank holding company. Each of the regulatory capital ratios for the bank exceed the well capitalized minimum levels currently required by regulatory statute. At March 31, 2019, the bank’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 10.19%, 13.30%, and 14.07%, respectively. This compares to the same ratios as of March 31, 2018 of 9.70%, 13.15%, and 13.93%, respectively. As of March 31, 2019, the bank’s Common Equity Tier One ratio was 13.30% compared to 13.15% at March 31, 2018.

Asset Quality

Key credit quality metrics continue to be excellent. There was a net loan recovery for the quarter of $2 thousand. The non-performing assets ratio, at 0.38% of total assets, is an area of strength for the company. The ratio of classified loans plus OREO now stands at 5.85% of total regulatory risk-based capital as of March 31, 2019. Loans past due 30-89 days were $1.3 million or 0.18% of loans this quarter.

Balance Sheet

(Numbers in millions)

	Quarter Ended 3/31/19	Quarter Ended 12/31/18	$ Variance	% Variance
Assets
Investments	$248.9	$256.0	($7.1)	(2.8%)
Loans	718.4	718.5	(0.1)	(0.01%)

Liabilities
Total Pure Deposits	$770.1	$777.2	($7.1)	(0.9%)
Certificates of Deposit	149.7	148.4	1.3	0.9%
Total Deposits	$919.8	$925.6	(5.8)	(0.6%)

Customer Cash Management	$32.0	$28.0	$4.0	14.3%
FHLB Advances	2.2	0.2	2.0	1000.0%

Total Funding	$954.0	$953.8	$0.2	0.02%
Cost of Funds (including demand deposits)	0.57%	0.49%		8	bps
Cost of Deposits	0.45%	0.39%		6	bps

Crapps commented, “Pure deposits which are typically down at the beginning of the year did not rebound as quickly as in prior years; however, momentum in deposit growth increased toward the end of the quarter and we are encouraged by recent activity.”

Revenue

Net Interest Income/Net Interest Margin

Net interest income was $9.0 million for the first quarter of 2019, down from $9.4 million in the fourth quarter of 2018. First quarter 2019 net interest margin, on a tax equivalent basis, was 3.73%, up from 3.70% in the fourth quarter of 2018. As discussed previously, during the fourth quarter of 2018, the company experienced a credit mark and non-accrual interest recovery that positively impacted net interest margin, on a tax equivalent basis, by 9 basis points. Excluding this benefit, the net interest margin, on a tax equivalent basis for the fourth quarter would have been 3.70%. Crapps noted, “During the first quarter, yields on the loan and securities portfolios increased, but this was offset somewhat by the rising cost of deposits. We are pleased with the increase in net interest margin on a linked quarter basis and that we have seen an increase, adjusted as noted above, in net interest margin in ten of the past eleven quarters.”

Non-Interest Income

Non-interest income, adjusted for securities gains and losses, was flat on a linked quarter basis with $2.538 million in the first quarter of 2019 compared to 2.592 million in the fourth quarter of 2018. Fee revenue from the mortgage line of business was $844 thousand in the first quarter of 2019, up on a linked quarter basis from $769 thousand in the fourth quarter of 2018, however, is slightly lower than the $951 thousand generated in the first quarter of 2018. Income from the financial planning and investment advisory line of business was $438 thousand for the quarter down slightly from $476 in the fourth quarter of 2018 but up from $383 thousand in the first quarter of 2018.

Non-Interest Expense

Non-interest expense increased on a linked quarter basis to $8.3 million from $8.2 million in the fourth quarter of 2018. The majority of the increase was salaries and employee benefit costs, occupancy costs and other expenses. The increase in salaries and benefits was due in part to higher medical benefit costs and additional staffing for new banking offices and the financial planning line of business. Expenses associated with the bank’s new downtown Greenville banking office contributed to an increase in occupancy costs during the first quarter. Marketing and public relations expenses decreased on a linked quarter basis primarily due to the cost of the development of new advertising creative materials expensed in the fourth quarter of 2018.

First Community Corporation common stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank operates twenty banking offices located in the Midlands, Upstate and Aiken, South Carolina and Augusta, Georgia. The bank also has two other lines of business, First Community Bank Mortgage and First Community Financial Consultants, a financial planning/investment advisory division.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could have a negative impact on the company; (6) technology and cybersecurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; and (7) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

###

FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA

(Dollars in thousands, except per share data)

	As of
	March 31,	December 31,	March 31,
	2019	2018	2018
Total Assets	$1,097,396	$1,091,595	$1,070,539
Other Short-term Investments (1)	22,677	17,940	25,683
Investment Securities	248,909	256,022	272,637
Loans held for sale	7,299	3,223	7,546
Loans	718,420	718,462	668,583
Allowance for Loan Losses	6,354	6,263	5,986
Total Deposits	919,773	925,523	919,898
Securities Sold Under Agreements to Repurchase	32,007	28,022	21,959
Federal Home Loan Bank Advances	2,226	231	245
Junior Subordinated Debt	14,964	14,964	14,964
Shareholders’ equity	116,434	112,497	105,483

Book Value Per Common Share	$15.19	$14.74	$13.88
Tangible Book Value Per Common Share	$13.04	$12.56	$11.64
Equity to Assets	10.61%	10.31%	9.85%
Tangible common equity to tangible assets	9.24%	8.92%	8.40%
Loan (Incl Held for Sale) to Deposit Ratio	78.90%	77.98%	73.50%
Allowance for Loan Losses/Loans	0.88%	0.87%	0.90%
Regulatory Ratios (Bank):
Leverage Ratio	10.19%	9.98%	9.70%
Tier 1 Capital Ratio	13.30%	13.19%	13.15%
Total Capital Ratio	14.07%	13.96%	13.93%
Common Equity Tier 1 ratio	13.30%	13.19%	13.15%
Tier 1 Regulatory Capital	$109,556	$107,806	$100,764
Total Regulatory Capital	$115,910	$114,069	$106,750
Common Equity Capital	$109,556	$107,806	$100,764

(1) Includes federal funds sold, securities sold under agreement to resell and interest-bearing deposits

Quarterly Average Balances:
	Three months ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Average Total Assets	$1,089,318	$1,091,208	$1,054,505
Average Loans (Incl Held for Sale)	724,060	713,135	658,227
Average Earning Assets	993,459	995,721	957,912
Average Deposits	908,740	923,930	891,282
Average Other Borrowings	57,582	49,006	50,087
Average shareholder’s equity	113,785	109,144	105,591

Asset Quality;	As of
	March 31,	December 31,	March 31,
	2019	2018	2018
Non-accrual loans	$2,641	$2,546	$3,127
Other real estate owned and repossessed assets	1,460	1,460	1,907
Accruing loans past due 90 days or more	22	31	34
Total nonperforming assets	$4,123	$4,037	$5,068
Accruing trouble debt restructurings	$1,991	$1,835	$1,794

Loan Risk Rating by Category (End of Period)
Special Mention	$5,871	$7,230	$9,348
Substandard	5,322	4,326	7,033
Doubtful	—	—	—
Pass	707,227	706,906	652,202
	$718,420	$718,462	$668,583

	Three months ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Loans charged-off	$10	$26	$8
Overdrafts charged-off	23	29	40
Loan recoveries	(12)	(3)	(28)
Overdraft recoveries	(7)	(9)	(7)
Net Charge-offs	$14	$43	$13
Net charge-offs to average loans	0.00%	0.01%	0.00%

FIRST COMMUNITY CORPORATION

QUARTERLY INCOME STATEMENT DATA

(Dollars in thousands, except per share data)

	Three months ended
	March 31,	December 31,	March 31,
	2019	2018	2018

Interest income	$10,374	$10,594	$9,331
Interest expense	1,354	1,202	797
Net interest income	9,020	9,392	8,534
Provision for loan losses	105	94	202
Net interest income after provision	8,915	9,298	8,332

Non Interest Income
Deposit service charges	411	449	463
Mortgage banking income	844	769	951
Investment advisory fees and non-deposit commissions	438	476	383
Gain (loss) on sale of securities	(29)	(332)	(104)
Gain on sale of other real estate owned	—	16	15
Other	845	882	923
Total Non Interest Income	2,509	2,260	2,631
Non Interest Expense
Salaries and employee benefits	5,170	4,978	4,577
Occupancy	655	572	614
Equipment	386	346	381
Marketing and public relations	175	459	89
FDIC assessment	74	117	81
Other real estate expense	29	12	18
Amortization of intangibles	132	136	142
Other	1,702	1,550	1,692
Total Non Interest Expense	8,323	8,170	7,594
Income before taxes	3,101	3,388	3,369
Income tax expense	606	702	660
Net income	$2,495	$2,686	$2,709

Primary earnings per common share	$0.33	$0.35	$0.36
Diluted earnings per common share	$0.32	$0.35	$0.35

Average number of shares outstanding basic	7,633,908	7,598,531	7,569,038
Average number shares outstanding diluted	7,724,780	7,732,100	7,712,534
Shares outstanding period end	7,664,967	7,633,512	7,600,690

Return on Average Assets	0.93%	0.98%	1.04%
Return on Average Common Equity	8.89%	9.76%	10.40%
Return on Average Common Tangible Equity	10.41%	11.53%	12.41%
Net Interest Margin	3.68%	3.74%	3.61%
Net Interest Margin (Tax Equivalent)	3.73%	3.79%	3.66%
Efficiency ratio	72.01%	67.52%	67.39%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and Rates

on Average Interest-Bearing Liabilities

	Three months ended March 31, 2019			Three months ended March 31, 2018
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$724,060	$8,609	4.82%	$658,227	$7,617	4.69%
Securities:	251,920	1,656	2.67%	278,666	1,643	2.39%
Other short-term investments	17,479	109	2.53%	21,019	71	1.37%
Total earning assets	993,459	10,374	4.23%	957,912	9,331	3.95%
Cash and due from banks	13,359			13,671
Premises and equipment	35,524			35,566
Intangibles	16,576			17,083
Other assets	36,713			36,141
Allowance for loan losses	(6,313)			(5,868)
Total assets	$1,089,318			$1,054,505
Interest-bearing liabilities
Interest-bearing transaction accounts	194,401	149	0.31%	186,042	68	0.15%
Money market accounts	179,376	341	0.77%	177,692	144	0.33%
Savings deposits	107,921	35	0.13%	106,541	38	0.14%
Time deposits	180,152	476	1.07%	193,221	297	0.62%
Other borrowings	56,604	353	2.53%	50,087	250	2.02%
Total interest-bearing liabilities	718,454	1,354	0.76%	640,239	797	0.45%
Demand deposits	246,890			227,785
Other liabilities	10,189			7,546
Shareholders’ equity	113,785			105,591
Total liabilities and shareholders’ equity	$1,089,318			$1,054,505

Cost of funds including demand deposits			0.57%			0.34%
Net interest spread			3.47%			3.50%
Net interest income/margin		$9,020	3.68%		$8,534	3.61%
Net interest income/margin (taxable equivalent)		$9,134	3.73%		$8,652	3.66%

The tables below provide a reconciliation of non-GAAP measures to GAAP for the periods indicated:

	March 31,	December 31,	March 31,
Tangible book value per common share	2019	2018	2018
Tangible common equity per common share (non-GAAP)	$13.04	$12.56	$11.64
Effect to adjust for intangible assets	2.15	2.18	2.24
Book value per common share (GAAP)	$15.19	$14.74	$13.88
Tangible common shareholders’ equity to tangible assets
Tangible common equity to tangible assets (non-GAAP)	9.24%	8.92%	8.40%
Effect to adjust for intangible assets	1.37%	1.39%	1.45%
Common equity to assets (GAAP)	10.61%	10.31%	9.85%

	Three months ended
	March 31,	December 31,	March 31,
Return on average tangible common equity	2019	2018	2018
Return on average tangible common equity (non-GAAP)	10.41%	11.53%	12.41%
Effect to adjust for intangible assets	(1.52)%	(1.77)%	(2.01)%
Return on average common equity (GAAP)	8.89%	9.76%	10.40%

Certain financial information presented above is determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include “tangible book value at period end,” “return on average tangible common equity” and “tangible common shareholders’ equity to tangible assets.” “Tangible book value at period end” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding. “Tangible common shareholders’ equity to tangible assets” is defined as total common equity reduced by recorded intangible assets divided by total assets reduced by recorded intangible assets. Our management believes that these non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare our operating results from period-to-period in a meaningful manner. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.